Exhibit 99.1 News Release

Ashland announces business realignment

COVINGTON, KENTUCKY, December 17, 2019 – Beginning in the second quarter of fiscal 2020, Ashland will change the manner in which it manages the business, moving from a functionally led to a business led organization. This change recognizes that we have a diverse portfolio of businesses with different value propositions for the markets we serve.  The organizational changes will allow us to align our business models, resources and cost structure to the specific needs of each business and enable greater ownership and accountability for both short- and long-term performance. The change will also enable us to better align incentive rewards with business performance.

Ashland will be organizing around three segments and Corporate. Each segment will serve certain end markets as outlined below.

Segment	Consumer Specialties	Industrial Specialties	Intermediates & Solvents	Corporate

Business Units	Life Sciences Personal Care & Household	Specialty Additives Performance Adhesives	Intermediates & Solvents

The Life Sciences business unit will include Pharma and Health & Wellness. Specialty Additives will include Coatings and Performance Specialties. Intermediates & Solvents will report the results of our Lima, Ohio facility. Our Corporate reporting segment will hold our corporate governance activities and certain legacy matters.

We plan to implement the core changes during the second quarter of fiscal 2020, aligning resources, leadership teams, operations, incentives, and financial reporting. Throughout the quarter, the new teams will begin to review and define their respective strategy, business model and cost structure.

We will provide an update on this process and more detail during our December quarter earnings call in January 2020.

About Ashland

Ashland Global Holdings Inc. (NYSE: ASH) is a premier global specialty materials company serving customers in a wide range of consumer and industrial markets, including adhesives, architectural coatings, automotive, construction, energy, food and beverage, nutraceuticals, personal care and pharmaceutical. At Ashland, we are approximately 4,700 passionate, tenacious solvers – from renowned scientists and research chemists to talented engineers and plant operators – who thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries. Visit ashland.com to learn more.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as

“anticipates,” “expects,” “is likely,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made.  Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases); and without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future events or otherwise.

™ Trademark, Ashland or its subsidiaries, registered in various countries.

FOR FURTHER INFORMATION:

Investor Relations:	Media Relations:
Seth A. Mrozek	Joy Brock
+1 (302) 594-5010	+1 (859) 815-3793
samrozek@ashland.com	jlbrock@ashland.com